UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

SSI INVESTMENTS II LIMITED

(Exact name of registrant as specified in its charter)

Republic of Ireland	333-169857	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire 03062
(Address of principal executive offices) (Zip Code)

(603) 324-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Amendments to Senior Credit Facility

On September 25, 2012, SSI Investments I Limited (“Holdings”) and SkillSoft Corporation (“Borrower”) entered into an amendment, (the “Incremental Amendment”), to that certain amended and restated credit agreement, dated as of May 26, 2010, among Holdings, Borrower (as successor in interests and obligations to SkillSoft Limited, as successor in interests and obligations to SSI Investments II Limited), Morgan Stanley Senior Funding, Inc., the lenders party thereto, and the other agents named therein (as so amended and as previously amended , the “Credit Agreement”).

Pursuant to the Incremental Amendment, Morgan Stanley Senior Funding, Inc. agreed to provide an additional $50 million in new term loans (the “Additional Term Loans”) conditioned upon, among other things, the acquisition by SkillSoft Ireland Limited, an Irish private limited company and an indirect subsidiary of SSI Investments II Limited, of at least 80% of the outstanding capital stock of Thirdforce Group Public Limited Company, an Irish public limited company (the “Acquisition”), substantially concurrently with the borrowing of such Additional Term Loans. The Incremental Amendment restricts the use of proceeds from such Additional Term Loans solely (i) to finance the Acquisition, (ii) repay any existing debt of Thirdforce Group Public Limited Company and its subsidiaries and (iii) to pay fees and expenses in connection with the Incremental Amendment and the Acquisition. The Additional Term Loans have the same terms as the original term loans, including with respect to interest rate (including applicable margins), amortization, maturity date and optional and mandatory prepayments. In addition, prior to the Acquisition and the Incremental Amendment, Holdings, the Borrower and the lenders party thereto amended the Credit Agreement to permit the Acquisition under the Credit Agreement.

In addition, on September 28, 2012, Holdings and the Borrower completed a re-pricing of the Credit Agreement. The new interest rate on the term loans, including the Additional Term Loans, is LIBOR plus 3.75%, compared to the previous interest rate of LIBOR plus 4.75%.  The new interest rate on the revolving loans is LIBOR plus 3.50%, compared to the previous interest rate of LIBOR plus 4.50%.  The new LIBOR floor on the term loans, including the Additional Term Loans, and revolving loans is 1.25%, compared to the previous LIBOR floor of 1.75%.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSI Investments II Limited

Date: September 28, 2012	By:	/s/ Thomas J. McDonald
Name: Thomas J. McDonald
Title: Chief Financial Officer and Secretary